SUPPLEMENT DATED JUNE 16, 2004 TO SUPPLEMENT DATED JUNE 10, 2004, TO
                   PROSPECTUS SUPPLEMENT DATED MARCH 30, 2004
                      (TO PROSPECTUS DATED MARCH 30, 2004)

                                  $124,540,150
                                  (APPROXIMATE)

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2004-1
                                     ISSUER

                         COLUMBIA NATIONAL, INCORPORATED
                                 MASTER SERVICER

                     AMERICAN HOME MORTGAGE SECURITIES, LLC
                                    DEPOSITOR

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2004-1,
                      MORTGAGE-BACKED NOTES, SERIES 2004-1

         Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus Supplement dated March 30, 2004.

         The proceeds to the Depositor from the sale of these Notes stated on the front cover of the supplement to the prospectus supplement shall be replaced with the following: 100.03%.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the notes offered by this supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.



                              LEHMAN BROTHERS INC.
                                   UNDERWRITER